        Exhibit 99.1

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JULY 26, 2021     GERMAN AMERICAN BANCORP, INC. (GABC) POSTS STRONG SECOND QUARTER PERFORMANCE.

Jasper, Indiana: July 26, 2021 -- German American Bancorp, Inc. (Nasdaq: GABC) reported another quarter of strong operating performance, resulting in quarterly earnings of $23.8 million, or $0.90 per share, during the second quarter of 2021. This level of quarterly earnings represented an increase of $4.3 million, or approximately 22% on a per share basis, from 2021 first quarter earnings of $19.6 million, or $0.74 per share. On a year-over-year basis, the current quarterly earnings, as compared to second quarter 2020 earnings of $14.3 million, or $0.54 per share, increased by $9.6 million, or approximately 67% on a per share basis.
The second quarter 2021 earnings growth was driven by a number of factors including strong balance sheet growth, within both the core loan portfolio and deposit base, improved net interest income, and a reduced provision for credit losses, coupled with a solid increase in core non-interest income and disciplined control over non-interest expenses.

As of June 30, 2021, the Company’s total assets were $5.349 billion, representing an increase of $128.7 million, or 10% on an annualized basis, compared to March 31, 2021, and an increase of $497.5 million, or 10%, compared to June 30, 2020. This increase in total assets, on a linked-quarter basis, was partially attributable to total loans, exclusive of PPP loans, increasing by 5%, on an annualized basis, from March 31, 2021 to June 30, 2021. This organic growth of the core loan portfolio represents the first quarter of loan growth, exclusive of the impact of PPP loans, since the onset of the COVID-19 pandemic. Additionally, the Company’s historically strong loan portfolio demonstrated further quality improvement, allowing for a $5.0 million reversal of the provision for credit losses in the second quarter of 2021.

Net interest income during the second quarter of 2021 increased $948,000 from the first quarter of 2021 and $1.4 million compared to the same period of 2020. The increase in net interest income in the second quarter of 2021 compared to the first quarter of 2021 was primarily attributable to the increase in average earning assets. The increase in net interest income in the second quarter of 2021 compared to with the second quarter of 2020 was largely attributable to an increase in average earning assets and a higher level of fees recognized related to PPP loans.

While certain seasonality factors impacted the level of non-interest income in the second quarter compared to the first quarter of 2021, an additional factor contributing to the second quarter of 2021 net income improvement was a year-over-year increase in non-interest income. Year-over-year combined net revenue improvements of approximately $1.5 million, or 12%, were primarily driven by a $753,000, or 40%, increase in trust and investment product fees, and a $1.0 million, or 41%, increase in interchange fee income. Both of these areas of fee income were positively impacted by the ongoing improvement in

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economic conditions, with the increase in trust and investment fees being largely attributable to increased assets under management within the Company’s wealth management group, and the increase in interchange fees being related to increased card utilization by customers.

The Company’s non-interest expenses declined by $2.2 million in the second quarter of 2021, as compared to the first quarter of 2021. The vast majority of this positive differential was attributable to a higher level of expense in the first quarter related to the Company’s previously disclosed operating optimization plan.

Mark A. Schroeder, German American’s Chairman & CEO, stated, “We were very pleased with our ability to build upon the momentum of our solid first quarter earnings with exceptionally strong performance in the second quarter. We were particularly encouraged by the level of core, organic loan growth, exclusive of the impact of PPP loan activity, and the improvement we’ve seen in general economic conditions throughout our footprint during the current quarter. While new developments related to the pandemic continue to cause uncertainty for both our business and retail customers, we are hopeful that improvements in commercial and social activities will remain steady and look forward with optimism to continued economic growth in the coming months.”

The Company also announced its Board of Directors has declared a regular quarterly cash dividend of $0.21 per share, which will be payable on August 20, 2021 to shareholders of record as of August 10, 2021.

COVID-19 Pandemic Loan Information

The Company continued its participation in the Paycheck Protection Program (“PPP”) for loans provided through the Small Business Administration (“SBA”), as established under the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"), lending funds primarily to its existing loan and/or deposit customers. The PPP loans carry an interest rate of 1.00% and included a processing fee that varied depending on the balance of the loan at origination and is recognized over the life of the loan. The vast majority of the Company's PPP loans made during 2020 had two-year maturities, while PPP loans made during 2021 have five-year maturities.

Under the first round of the PPP, which concluded in 2020, the Company originated loans totaling approximately $351.3 million in principal amount, with approximately $12.0 million of related net processing fees on 3,070 PPP loan relationships. As of June 30, 2021, $330.8 million of those first round PPP loans had been forgiven by the Company pursuant to the terms of the program, with $11.7 million in net processing fees having been recognized by the Company.

The Company also participated in the second round of the program, which began in January 2021 and gave applicants until May 31, 2021 to apply for a PPP loan and the SBA until June 30, 2021 to process

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applications. The Company originated loans totaling approximately $157.0 million in principal amount, with approximately $9.0 million of related net processing fees, on 2,601 PPP loan relationships, under the second round of this program. As of June 30, 2021, $20.8 million of second round PPP loans had been forgiven by the Company, with $2.0 million in net processing fees having been recognized by the Company. As a result of the forgiveness of the first and second round PPP loans, $156.7 million of total PPP loans remain outstanding as of June 30, 2021, with approximately $7.3 million of net fees remaining deferred on that date.

In response to requests from borrowers who have experienced pandemic-related business or personal cash flow interruptions, and in accordance with regulatory guidance, the Company has made short-term loan modifications involving both partial and full payment deferrals. The table below shows the payment modifications that were still in effect as of June 30, 2021, with all of these credit relationships making full interest payments.

Type of Loans (dollars in thousands)	Number of Loans	Outstanding Balance	% of Loan Category (Excludes PPP Loans) As of 6/30/2021 As of 3/31/2021

Commercial & Industrial Loans	1	$266	0.1%	0.9%
Commercial Real Estate Loans	5	12,267	0.8%	2.4%
Agricultural Loans	—	—	—%	—%
Consumer Loans	1	7	n/m (1)	n/m (1)
Residential Mortgage Loans	1	14	n/m (1)	0.1%
Total	8	$12,554	0.4%	1.4%
(1) n/m = not meaningful

The Company tracks lending exposure by industry classification to determine potential risk associated with industry concentrations, if any, that could lead to additional credit loss exposure. As a result of the COVID-19 pandemic, the Company initially identified loan segments that could represent a potentially higher level of credit risk, as many of these customers may have incurred a significant negative impact to their businesses as a result of governmental stay-at-home orders and travel restrictions. At June 30, 2021, the Company had the following exposure to these potentially sensitive COVID-19 identified loan segments:

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Industry Segment (dollars in thousands)	Number of Loans	Outstanding Balance	% of Total Loans (excludes PPP Loans)	% of Industry Segment Under Deferral

Lodging / Hotels	44	$130,630	4.5%	7.9%
Retail Shopping / Strip Centers	62	96,831	3.3%	—%
Restaurants	172	52,286	1.8%	4.1%

During the second quarter of 2021, the Company re-assessed its exposure to the student housing industry segment, which was formerly included as a COVID-19 pandemic-related stressed sector. With the return of universities in its market areas to in-person classes for the 2021/2022 school year and occupancy levels for the upcoming school year that are similar to historical levels, the Company removed the student housing segment from the COVID-19 pandemic-related stressed sectors.

Balance Sheet Highlights

Total assets for the Company totaled $5.349 billion at June 30, 2021, representing an increase of $128.7 million, or 10% on an annualized basis, compared with March 31, 2021 and an increase of $497.5 million, or 10%, compared with June 30, 2020. The increase in total assets during the second quarter of 2021 compared with March 31, 2021 and June 30, 2020 has been largely driven by significant growth of deposits.

Securities available for sale increased $199.5 million as of June 30, 2021 compared with March 31, 2021 and increased $623.1 million compared with June 30, 2020. The increase in the securities portfolio in both the second quarter of 2021 and over the past year was the result of increased levels of deposits and cash flows from the forgiveness of PPP loans.

June 30, 2021 total loans declined $46.5 million, or 6% on an annualized basis, compared with March 31, 2021 and declined $196.4 million, or 6%, compared with June 30, 2020. The decline in total loans at June 30, 2021 compared with March 31, 2021 and June 30, 2020 was due to a decrease in PPP loans. PPP loans, net of deferred fees, totaled $149.4 million at June 30, 2021 compared with $234.2 million at March 31, 2021 and $338.7 million at June 30, 2020.

Excluding PPP loans, total loans increased $38.4 million, or 5% on an annualized basis, at June 30, 2021 compared with March 31, 2021. Commercial real estate loans increased approximately $24.6 million, or 7% on an annualized basis, during the second quarter of 2021 compared with March 31, 2021 and commercial and industrial loans increased $4.8 million (excluding PPP loans), or 4% on an annualized basis, while agricultural loans declined $2.8 million, or 3% on an annualized basis. During the second quarter of 2021 compared with March 31, 2021, retail loans increased $11.9 million, or 9% on an annualized basis.

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End of Period Loan Balances	6/30/2021	3/31/2021	6/30/2020
(dollars in thousands)

Commercial & Industrial Loans	$647,918	$728,014	$852,416
Commercial Real Estate Loans	1,517,172	1,492,617	1,473,234
Agricultural Loans	344,450	347,231	373,483
Consumer Loans	290,890	285,485	291,555
Residential Mortgage Loans	274,093	267,634	280,246
	$3,074,523	$3,120,981	$3,270,934

Net PPP Loans (included in Commercial & Industrial Loans above)	$149,372	$234,229	$338,673

The Company’s allowance for credit losses totaled $40.0 million at June 30, 2021 compared to $45.1 million at March 31, 2021 and $42.4 million at June 30, 2020. The allowance for credit losses represented 1.30% of period-end loans (1.37% excluding PPP loans) at June 30, 2021 compared with 1.45% of period-end loans (1.56% excluding PPP loans) at March 31, 2021 and 1.30% of period-end loans (1.45% excluding PPP loans) at June 30, 2020.

The Company adopted ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326) ("CECL") on January 1, 2020. Under the CECL model, certain acquired loans continue to carry a fair value discount as well as an allowance for credit losses. As of June 30, 2021, the Company held net discounts on acquired loans of $6.0 million.

The allowance for credit losses declined during the quarter ended June 30, 2021 as a result of the Company recording a negative $5.0 million provision for credit losses while recording modest net charge-offs. During 2020, the allowance for credit losses increased through elevated provision for credit losses primarily due to the developments during 2020 related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Non-performing assets totaled $18.3 million at June 30, 2021 compared to $21.3 million at March 31, 2021 and $19.6 million at June 30, 2020. Non-performing assets represented 0.34% of total assets at June 30, 2021 compared to 0.41% at March 31, 2021 and 0.40% at June 30, 2020. Non-performing loans totaled $17.4 million at June 30, 2021 compared to $21.0 million at March 31, 2021 and $19.1 million at June 30, 2020. Non-performing loans represented 0.57% of total loans at June 30, 2021 compared to 0.67% at March 31, 2021 and 0.59% at June 30, 2020.

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Non-performing Assets
(dollars in thousands)
	6/30/2021	3/31/2021	6/30/2020
Non-Accrual Loans	$17,386	$20,994	$16,183
Past Due Loans (90 days or more)	—	—	2,948
Total Non-Performing Loans	17,386	20,994	19,131
Other Real Estate	925	325	425
Total Non-Performing Assets	$18,311	$21,319	$19,556

Restructured Loans	$108	$109	$114

June 30, 2021 total deposits increased $71.1 million, or 7% on an annualized basis, compared to March 31, 2021 and increased $470.3 million, or 12%, compared with June 30, 2020. The increase in total deposits at June 30, 2021 compared with March 31, 2021 was largely attributable to seasonal increases in public fund deposits. The increase in total deposits at June 30, 2021 compared with June 30, 2020 was impacted by participation in the PPP, stimulus payments provided by the federal government, an increase in public funds and general inflows of customer deposits.

End of Period Deposit Balances	6/30/2021	3/31/2021	6/30/2020
(dollars in thousands)

Non-interest-bearing Demand Deposits	$1,350,399	$1,383,888	$1,139,928
IB Demand, Savings, and MMDA Accounts	2,688,611	2,548,015	2,267,092
Time Deposits < $100,000	226,970	239,911	293,059
Time Deposits > $100,000	183,765	206,859	279,354
	$4,449,745	$4,378,673	$3,979,433

Results of Operations Highlights – Quarter ended June 30, 2021

Net income for the quarter ended June 30, 2021 totaled $23,822,000, or $0.90 per share, an increase of 22% on a per share basis compared with the first quarter 2021 net income of $19,557,000, or $0.74 per share, and an increase of 67% on a per share basis compared with the second quarter 2020 net income of $14,255,000, or $0.54 per share.

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Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
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Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30, 2021			March 31, 2021			June 30, 2020

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$386,144	$103	0.11%	$337,981	$85	0.10%	$239,164	$84	0.14%
Securities	1,480,532	8,794	2.38%	1,295,630	7,327	2.26%	897,193	6,087	2.71%
Loans and Leases	3,119,385	34,561	4.44%	3,107,902	35,164	4.58%	3,253,169	38,154	4.71%
Total Interest Earning Assets	$4,986,061	$43,458	3.49%	$4,741,513	$42,576	3.63%	$4,389,526	$44,325	4.06%

Liabilities
Demand Deposit Accounts	$1,377,754			$1,268,409			$1,074,739
IB Demand, Savings, and
MMDA Accounts	$2,704,765	$672	0.10%	$2,490,953	$637	0.10%	$2,220,549	$1,535	0.28%
Time Deposits	425,972	597	0.56%	467,310	805	0.70%	586,179	2,208	1.51%
FHLB Advances and Other Borrowings	179,698	1,145	2.56%	183,376	1,151	2.55%	227,562	1,339	2.37%
Total Interest-Bearing Liabilities	$3,310,435	$2,414	0.29%	$3,141,639	$2,593	0.33%	$3,034,290	$5,082	0.67%

Cost of Funds			0.19%			0.22%			0.47%
Net Interest Income		$41,044			$39,983			$39,243
Net Interest Margin			3.30%			3.41%			3.59%

During the second quarter of 2021, net interest income, on a non tax-equivalent basis, totaled $39,880,000, an increase of $948,000, or 2%, compared to the first quarter of 2021 net interest income of $38,932,000 and an increase of $1,421,000, or 4%, compared to the second quarter of 2020 net interest income of $38,459,000.

The increase in net interest income during the second quarter of 2021 compared with the first quarter of 2021 was primarily attributable to an increase in average earning assets. The increase in net interest income in the second quarter of 2021 compared with the second quarter of 2020 was largely attributable to an increase in average earning assets and a higher level of fees recognized related to PPP loans.

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The tax equivalent net interest margin for the quarter ended June 30, 2021 was 3.30% compared with 3.41% in the first quarter of 2021 and 3.59% in the second quarter of 2020. The Company's net interest margin in all periods presented has been impacted significantly by fees recognized as a part of the PPP and accretion of loan discounts on acquired loans.

Fees recognized on PPP loans through net interest income during the second quarter of 2021 totaled $2,776,000, $3,017,000 during the first quarter of 2021 and $1,121,000 during the second quarter of 2020. The fees recognized related to the PPP contributed approximately 22 basis points to the net interest margin on an annualized basis in the second quarter of 2021, 25 basis points in the first quarter of 2021 and 10 basis points in the second quarter of 2020. Accretion of loan discounts on acquired loans contributed approximately 5 basis points to the net interest margin in the second quarter of 2021, 7 basis points in the first quarter of 2021 and 19 basis points in the second quarter of 2020. Accretion of discounts on acquired loans totaled $671,000 during the second quarter of 2021, $867,000 during the first quarter of 2021 and $2,127,000 during the second quarter of 2020.

Historically low market interest rates continue to impact the Company's net interest margin. Lower market interest rates continue to negatively impact earning asset yields, with these declines being partially mitigated by a lower cost of funds. The Company has also continued to carry excess liquidity on the balance sheet that resulted from significant deposit growth during 2020, which has continued in the first half of 2021, forgiveness of PPP loans, and continued somewhat muted loan growth.

During the quarter ended June 30, 2021, the Company recorded a negative provision for credit losses of $5,000,000 compared with a negative provision for credit losses of $1,500,000 in the first quarter of 2021 and a provision for credit losses of $5,900,000 during the second quarter of 2020. The negative provision for credit losses in the first quarter of 2021 was largely due to a decline in certain adversely criticized assets and improvement in certain pandemic-related stressed sectors for which the Company had provided significant levels of allowance for credit losses during 2020. The level of provision for credit losses during the second quarter of 2020 was primarily due to the developments related to the COVID-19 pandemic and the resulting impact on the economic assumptions used in the CECL model.

Net charge-offs totaled $104,000, or 1 basis point on an annualized basis, of average loans outstanding during the second quarter of 2021 compared with $260,000, or 3 basis point on an annualized basis, of average loans during the first quarter of 2021 and compared with $110,000, or 1 basis point, of average loans during the second quarter of 2020.

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During the quarter ended June 30, 2021, non-interest income totaled $13,902,000, a decline of $1,135,000, or 8%, compared with the first quarter of 2021 and an increase of $1,479,000, or 12%, compared with the second quarter of 2020.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	6/30/2021	3/31/2021	6/30/2020
(dollars in thousands)

Trust and Investment Product Fees	$2,620	$2,358	$1,867
Service Charges on Deposit Accounts	1,735	1,678	1,365
Insurance Revenues	2,020	3,292	1,830
Company Owned Life Insurance	385	352	356
Interchange Fee Income	3,482	2,830	2,476
Other Operating Income	1,342	1,350	882
Subtotal	11,584	11,860	8,776
Net Gains on Loans	2,018	2,202	2,654
Net Gains on Securities	300	975	993
Total Non-interest Income	$13,902	$15,037	$12,423

Trust and investment product fees increased $262,000, or 11%, during the second quarter of 2021 compared with the first quarter of 2021 and increased $753,000, or 40%, compared with the second quarter of 2020. The increase during the second quarter of 2021 compared with both periods was largely attributable to increased assets under management within the Company's wealth management group.

Service charges on deposit accounts increased $57,000, or 3%, during the second quarter of 2021 compared with the first quarter of 2021 and increased $370,000, or 27%, compared with the second quarter of 2020. The increase during the second quarter of 2021 compared with the second quarter of 2020 was largely related to the economic impacts of the COVID-19 pandemic and resulting change in deposit customer activity during 2020.

Insurance revenues declined $1,272,000, or 39%, during the quarter ended June 30, 2021 compared with the first quarter of 2021 and increased $190,000, or 10%, compared with the second quarter of 2020. The decline during the second quarter of 2021 compared with the first quarter of 2021 was primarily due to contingency revenue. Contingency revenue during the first quarter of 2021 totaled $1,445,000 compared with no contingency revenue during the second quarter of 2021. Contingency revenue is reflective of claims

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and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

Interchange fee income increased $652,000, or 23%, during the quarter ended June 30, 2021 compared with the first quarter of 2021 and increased $1,006,000, or 41%, compared with the second quarter of 2020. The increased level of fees during the second quarter of 2021 compared with both the first quarter of 2021 and the second quarter of 2020 was due to increased card utilization by customers. Card utilization in prior periods was impacted by economic impacts of the COVID-19 pandemic.

Net gains on sales of loans declined $184,000, or 8%, during the second quarter of 2021 compared with the first quarter of 2021 and declined $636,000, or 24%, compared with the second quarter of 2020. The decline in the second quarter of 2021 compared with the first quarter of 2021 was largely related to a lower volume of loans sold. The decline in the second quarter of 2021 compared with the second quarter of 2020 was generally attributable to a lower volume of loans sold and fair value adjustments on commitments to sell loans partially offset by higher pricing levels on loans sold. Loan sales totaled $61.5 million during the second quarter of 2021 compared with $68.5 million during the first quarter of 2021 and $79.7 million during the second quarter of 2020.

The Company realized $300,000 in gains on sales of securities during the second quarter of 2021 compared with $975,000 during the first quarter of 2021 and $993,000 during the second quarter of 2020. The sales of securities in all periods was done as part of modest shifts in the allocations within the securities portfolio.

During the quarter ended June 30, 2021, non-interest expense totaled $29,037,000, a decline of $2,222,000, or 7%, compared with the first quarter of 2021, and an increase of $949,000, or 3%, compared with the second quarter of 2020. Non-interest expense included non-recurring expenses that totaled $554,000 during the second quarter of 2021 and $2,012,000 during the first quarter of 2021 related to an operating optimization plan previously announced by the Company.

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Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
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	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	6/30/2021	3/31/2021	6/30/2020
(dollars in thousands)

Salaries and Employee Benefits	$16,375	$17,805	$15,882
Occupancy, Furniture and Equipment Expense	3,830	4,348	3,481
FDIC Premiums	329	334	123
Data Processing Fees	1,779	1,743	1,763
Professional Fees	1,513	1,160	1,082
Advertising and Promotion	705	782	882
Intangible Amortization	711	760	909
Other Operating Expenses	3,795	4,327	3,966
Total Non-interest Expense	$29,037	$31,259	$28,088

Salaries and benefits declined $1,430,000, or 8%, during the quarter ended June 30, 2021 compared with the first quarter of 2021 and increased $493,000, or 3%, compared with the second quarter of 2020. The decline in salaries and benefits during the second quarter of 2021 compared with the first quarter of 2021 was impacted by the employee severance and related costs associated with the Company's previously disclosed operating optimization plan that totaled approximately $19,000 during the second quarter of 2021 and $594,000 during the first quarter of 2021. In addition, various benefit costs were reduced during the second quarter of 2021 compared with the first quarter of 2021 including health insurance costs and retirement plan costs.

Occupancy, furniture and equipment expense declined $518,000, or 12%, during the second quarter of 2021 compared with the first quarter of 2021 and increased $349,000, or 10%, compared to the second quarter of 2020. The decline during the second quarter of 2021 compared first quarter of 2021 and the increase compared with the second quarter of 2020 were both primarily related to lease termination costs associated with the Company's operating optimization plan. Lease termination costs totaled approximately $536,000 during the second quarter of 2021 and totaled approximately $875,000 during the first quarter of 2021. The Company did not incur any lease termination costs during the second quarter of 2020.

Professional fees increased $353,000, or 30%, in the second quarter of 2021 compared with the first quarter of 2021 and increased $431,000, or 40%, compared with the second quarter of 2020. The increase during the second quarter of 2021 compared with both the first quarter of 2021 and second quarter of 2020 was largely attributable to an increase in legal fees.

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(812) 482-1314

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Other operating expenses declined $532,000, or 12%, during the second quarter of 2021 compared with the first quarter of 2021 and declined $171,000, or 4%, compared with the second quarter of 2020. The decline during the second quarter of 2021 compared with the first quarter of 2021 was primarily attributable to the write-down of leasehold improvements and furniture and equipment of approximately $543,000 related to the Company's previously announced operating optimization plan in the first quarter of 2021.

About German American

German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 68 banking offices in 19 contiguous southern Indiana counties and eight counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

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Mark A Schroeder, Chairman and Chief Executive Officer
D. Neil Dauby, President and Chief Operating Officer
Bradley M Rust, Senior Executive Vice President and Chief Financial Officer
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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; the severity and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and our business, results of operations and financial condition; our participation in the Paycheck Protection Program administered by the Small Business Administration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30, 2021	March 31, 2021	June 30, 2020
ASSETS
Cash and Due from Banks	$55,491	$102,758	$53,081
Short-term Investments	315,585	291,727	227,275
Investment Securities	1,585,701	1,386,226	962,623

Loans Held-for-Sale	17,459	18,493	21,756

Loans, Net of Unearned Income	3,070,690	3,117,203	3,266,347
Allowance for Credit Losses	(39,995)	(45,099)	(42,431)
Net Loans	3,030,695	3,072,104	3,223,916

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,368
Premises and Equipment	90,113	92,044	96,748
Goodwill and Other Intangible Assets	129,305	130,086	132,676
Other Assets	111,172	113,348	119,608
TOTAL ASSETS	$5,348,569	$5,219,834	$4,851,051

LIABILITIES
Non-interest-bearing Demand Deposits	$1,350,399	$1,383,888	$1,139,928
Interest-bearing Demand, Savings, and Money Market Accounts	2,688,611	2,548,015	2,267,092
Time Deposits	410,735	446,770	572,413
Total Deposits	4,449,745	4,378,673	3,979,433

Borrowings	205,506	173,547	219,700
Other Liabilities	44,321	50,401	57,244
TOTAL LIABILITIES	4,699,572	4,602,621	4,256,377

SHAREHOLDERS' EQUITY
Common Stock and Surplus	301,855	301,216	300,514
Retained Earnings	320,717	302,450	263,011
Accumulated Other Comprehensive Income	26,425	13,547	31,149
SHAREHOLDERS' EQUITY	648,997	617,213	594,674

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,348,569	$5,219,834	$4,851,051

END OF PERIOD SHARES OUTSTANDING	26,545,704	26,546,280	26,497,291

TANGIBLE BOOK VALUE PER SHARE (1)	$19.58	$18.35	$17.44

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
INTEREST INCOME
Interest and Fees on Loans	$34,504	$35,104	$38,080	$69,608	$75,938
Interest on Short-term Investments	103	85	84	188	242
Interest and Dividends on Investment Securities	7,687	6,336	5,377	14,023	10,932
TOTAL INTEREST INCOME	42,294	41,525	43,541	83,819	87,112

INTEREST EXPENSE
Interest on Deposits	1,269	1,442	3,743	2,711	9,400
Interest on Borrowings	1,145	1,151	1,339	2,296	2,997
TOTAL INTEREST EXPENSE	2,414	2,593	5,082	5,007	12,397

NET INTEREST INCOME	39,880	38,932	38,459	78,812	74,715
Provision for Credit Losses	(5,000)	(1,500)	5,900	(6,500)	11,050
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	44,880	40,432	32,559	85,312	63,665

NON-INTEREST INCOME
Net Gain on Sales of Loans	2,018	2,202	2,654	4,220	4,517
Net Gain on Securities	300	975	993	1,275	1,583
Other Non-interest Income	11,584	11,860	8,776	23,444	20,404
TOTAL NON-INTEREST INCOME	13,902	15,037	12,423	28,939	26,504

NON-INTEREST EXPENSE
Salaries and Benefits	16,375	17,805	15,882	34,180	33,282
Other Non-interest Expenses	12,662	13,454	12,206	26,116	25,134
TOTAL NON-INTEREST EXPENSE	29,037	31,259	28,088	60,296	58,416

Income before Income Taxes	29,745	24,210	16,894	53,955	31,753
Income Tax Expense	5,923	4,653	2,639	10,576	5,026

NET INCOME	$23,822	$19,557	$14,255	$43,379	$26,727

BASIC EARNINGS PER SHARE	$0.90	$0.74	$0.54	$1.64	$1.01
DILUTED EARNINGS PER SHARE	$0.90	$0.74	$0.54	$1.64	$1.01

WEIGHTED AVERAGE SHARES OUTSTANDING	26,545,869	26,510,001	26,502,731	26,528,034	26,583,167
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	26,545,869	26,510,001	26,502,731	26,528,034	26,583,167

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2021	2021	2020	2021	2020
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.78%	1.54%	1.20%	1.66%	1.18%
	Annualized Return on Average Equity	15.09%	12.47%	9.71%	13.78%	9.19%
	Annualized Return on Average Tangible Equity (1)	18.99%	15.75%	12.53%	17.38%	11.91%
	Net Interest Margin	3.30%	3.41%	3.59%	3.35%	3.66%
	Efficiency Ratio (2)	52.85%	56.81%	54.36%	54.83%	56.86%
	Net Overhead Expense to Average Earning Assets (3)	1.21%	1.37%	1.43%	1.29%	1.53%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.01%	0.03%	0.01%	0.02%	0.03%
	Allowance for Credit Losses to Period End Loans	1.30%	1.45%	1.30%
	Non-performing Assets to Period End Assets	0.34%	0.41%	0.40%
	Non-performing Loans to Period End Loans	0.57%	0.67%	0.59%
	Loans 30-89 Days Past Due to Period End Loans	0.12%	0.15%	0.23%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$5,359,387	$5,090,369	$4,751,772	$5,225,621	$4,543,804
	Average Earning Assets	$4,986,061	$4,741,513	$4,389,526	$4,864,463	$4,182,290
	Average Total Loans	$3,119,385	$3,107,902	$3,253,169	$3,113,675	$3,156,284
	Average Demand Deposits	$1,377,754	$1,268,409	$1,074,739	$1,323,384	$961,315
	Average Interest Bearing Liabilities	$3,310,435	$3,141,639	$3,034,290	$3,226,503	$2,951,035
	Average Equity	$631,603	$627,268	$587,472	$629,448	$581,733

	Period End Non-performing Assets (4)	$18,311	$21,319	$19,556
	Period End Non-performing Loans (5)	$17,386	$20,994	$19,131
	Period End Loans 30-89 Days Past Due (6)	$3,681	$4,791	$7,554

	Tax Equivalent Net Interest Income	$41,044	$39,983	$39,243	$81,027	$76,227
	Net Charge-offs during Period	$104	$260	$110	$364	$550

(1)	Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.
(2)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(3)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(4)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(5)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(6)	Loans 30-89 days past due and still accruing.